Exhibit 5.1

787 Seventh Avenue

New York, NY 10019-6099

Tel: 212 728 8000

Fax: 212 728 8111

November 20, 2019

AXA Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special New York counsel to AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”), dated as of April 5, 2019, between the Company and The Bank of New York Mellon, as trustee (the “Senior Trustee”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture”) to be entered into between the Company and a trustee to be appointed by the Company (the “Subordinated Trustee”), (iii) junior subordinated debt securities of the Company (the “Junior Subordinated Debt Securities” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”) to be issued pursuant to a junior subordinated indenture (the “Junior Subordinated Indenture” and together with the Senior Indenture and the Subordinated Indenture, the “Indentures” and each, an “Indenture”) to be entered into between the Company and a trustee to be appointed by the Company (the “Junior Subordinated Trustee” and together with the Senior Trustee and the Subordinated Trustee, the “Trustees” and each, a “Trustee”), (iv) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), (v) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (vi) depositary shares representing fractional interests in Debt Securities, Preferred Stock or Common Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”), (vii) warrants representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other types of securities as well as other warrants (the “Warrants”) pursuant to one or more

NEW YORK    WASHINGTON    HOUSTON    PALO ALTO    SAN FRANCISCO    PARIS    LONDON    FRANKFURT    BRUSSELS    MILAN     ROME

AXA Equitable Holdings, Inc.

November 20, 2019

warrant agreements (“Warrant Agreements”), (viii) purchase contracts representing rights or obligations to purchase or sell Debt Securities, Preferred Stock, Common Stock or other securities (the “Purchase Contracts”) and (ix) units, representing ownership of one or more Debt Securities (or undivided beneficial interests therein), Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including U.S. Treasury Securities (the “Units” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants and the Purchase Contracts, the “Securities”).

In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustees to enter into and perform their respective obligations under each Indenture, (vi) the due authorization, execution and delivery of each Indenture by the applicable Trustee and (vii) the enforceability of each Indenture against the applicable Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Senior Indenture has been duly authorized, executed and delivered by the Company and the Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

2. When (i) the terms, and the execution and delivery, of the Subordinated Indenture and the Junior Subordinated Indenture relating to any Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”), (ii) the Subordinated Indenture and the Junior Subordinated Indenture have been duly executed and delivered by the Company and the applicable Trustee and the Subordinated Indenture and Junior Subordinated Indenture have been qualified under the Trust Indenture Act of 1939, as amended, (iii)(a) the terms of the Debt Securities and their issuance and sale and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and supplemental indenture relating to such Debt

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November 20, 2019

Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the supplemental indenture in respect of such Debt Securities has been duly executed and delivered and (v) such Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the applicable Indenture and supplemental indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

4. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv)(a)(1) in the case of Depositary Shares representing fractional interests in any Subordinated Debt Securities or Junior Subordinated Debt Securities, the Subordinated Indenture or Junior Subordinated Indenture, as the case may be, has been duly authorized, executed and delivered by the Company and the applicable Trustee as contemplated in paragraph 2 above, and (2) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 2 above, (b) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated

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November 20, 2019

in paragraph 3 above or (c) the Common Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in paragraph 5 below, and, in the case of (a), (b) or (c), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

5. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Common Stock has been duly executed, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

6. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental

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November 20, 2019

body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 7 above, (iv)(a)(1) the Indenture relating to any Debt Securities (or undivided beneficial interests therein) that form a part of the Units or that are deposited under the Deposit Agreement referred to below has been duly authorized, executed and delivered by the Company and the applicable Trustee as contemplated in paragraph 2 above, and (2) such Debt Securities (or undivided beneficial interests therein) have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 2 above, (b) the Preferred Stock that forms a part of the Units has been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 3 above, (c) the Common Stock that forms a part of the Units has been duly authorized, executed, issued and delivered as contemplated in paragraph 5 above, (d)(1) the Deposit Agreement relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 4 above, (2) in the case of Depositary Shares representing fractional interests in Subordinated Debt Securities or Junior Subordinated Debt Securities, the Subordinated Indenture or the Junior Subordinated Indenture, as the case may be, has been duly authorized, executed and delivered by the Company and the applicable Trustee as contemplated in paragraph 2 above and (3) the Debt Securities have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 2 above, (e) the Warrants that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 6 above, (f) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 7 above or (g) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms and (v) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will be validly issued.

AXA Equitable Holdings, Inc.

November 20, 2019

9. If any Debt Securities are convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the Common Stock has been issued upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of such Debt Securities and the applicable Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the Common Stock so issued will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the reported judicial decisions interpreting the DGCL, and the federal laws of the United States of America, each as currently in effect.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the Prospectus forming a part of thereof and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP